Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER PURSUANT TO RULE 13a-14(a)

AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Amanda Krichman, certify that:

1. I have reviewed this annual report on Form 10-K/A of the SPDR® Gold Trust (the “Registrant”);

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: December 19, 2024

/s/ Amanda Krichman
Amanda Krichman** Principal Financial and Accounting Officer

*	The originally executed copy of this Certification will be maintained at the Sponsor’s offices and will be made available for inspection upon request.

**	The Registrant is a trust and Ms. Krichman is signing in her capacity as Principal Financial and Accounting Officer of World Gold Trust Services, LLC, the Sponsor of the Registrant.